Exhibit 10.1

SECURITIZED UTILITY TARIFF PROPERTY SERVICING AGREEMENT

by and between

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

Issuer

and

KANSAS GAS SERVICE, A DIVISION OF ONE GAS, INC.

Servicer

Dated as of November 18, 2022

Annex I	Servicing Procedures

Appendix	A Definitions

Exhibit A	Form of Monthly Servicer’s Certificate
Exhibit B	Form of Semi-Annual Servicer’s Certificate
Exhibit C-1	Form of Servicer’s Annual Compliance Certificate
Exhibit C-2	Form of Certificate of Compliance

Schedule 4.01(a)	Expected Amortization Schedule

This SECURITIZED UTILITY TARIFF PROPERTY SERVICING AGREEMENT (this “Servicing Agreement”), dated as of November 18, 2022, is between KANSAS GAS SERVICE SECURITIZATION I, L.L.C., as Issuer (the “Issuer”), and KANSAS GAS SERVICE, A DIVISION OF ONE GAS, INC. (“KGS”), as the servicer of the Securitized Utility Tariff Property (defined below) (together with each successor to KGS in such capacity pursuant to Section 6.03 or Section 7.02, the “Servicer”).

RECITALS

WHEREAS, pursuant to the Securitization Law and the Financing Order. KGS, in its capacity as seller under the Sale Agreement (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing the Securitized Utility Tariff Property created pursuant to the Securitization Law and the Financing Order;

WHEREAS, in connection with its ownership of the Securitized Utility Tariff Property and in order to collect the associated Securitized Utility Tariff Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the Securitized Utility Tariff Charges initially will be commingled with other funds collected by the Servicer; and

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the Securitized Utility Tariff Charges for the benefit and account of the Issuer, to obtain True-Up Adjustments from the Commission as required or allowed by the Financing Order, and to account for and remit the Securitized Utility Tariff Charges to the Indenture Trustee on behalf and for the account of the Issuer in accordance with the remittance procedures contained hereunder without any deduction or surcharge of any kind.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.    Definitions and Rules of Construction.

Capitalized terms used but not otherwise defined in this Servicing Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement. Not all terms defined in Appendix A are used in this Servicing Agreement. The rules of construction set forth in Appendix A shall apply to this Servicing Agreement and are hereby incorporated by reference into this Servicing Agreement as if set forth fully in this Servicing Agreement.

ARTICLE II.

APPOINTMENT AND AUTHORIZATION OF SERVICER

SECTION 2.01.    Appointment of Servicer; Acceptance of Appointment

The Issuer hereby appoints the Servicer, as an independent contractor, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Servicing Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Servicing Agreement and applicable law as it applies to the Servicer in its capacity as servicer hereunder. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Servicing Agreement.

SECTION 2.02.    Authorization

With respect to all or any portion of the Securitized Utility Tariff Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and other duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.    Dominion and Control Over the Securitized Utility Tariff Property.

Notwithstanding any other provision herein, the Issuer solely shall have dominion and control over the Securitized Utility Tariff Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Securitized Utility Tariff Property and the Securitized Utility Tariff Property Records. The Servicer shall not take any action that is not authorized by this Servicing Agreement, that would contravene the Kansas Constitution and statutes (including the Securitization Law), the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Indenture Trustee in the Securitized Utility Tariff Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III.

ROLE OF SERVICER

SECTION 3.01.    Duties of Servicer

The Servicer, as agent for the Issuer, shall have the following duties:

(a)    Duties of Servicer Generally. The Servicer’s duties in general shall include: management, servicing and administration of the Securitized Utility Tariff Property; calculating customer counts; billing the Securitized Utility Tariff Charges, collecting the Securitized Utility Tariff Charges from Customers and remitting all collections in respect of the Securitized Utility Tariff Property; responding to inquiries by Customers, the Commission, or any other Governmental Authority with respect to the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic and current reports to the Issuer, the Commission, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on the Securitized Utility Tariff Property or other portions of the Securitized Utility Tariff Bond Collateral; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on all Securitized Utility Tariff Bond Collateral; selling, as the agent for the Issuer, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order and the federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB and Rule 17g-5, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, customer count, bill calculation, billing, customer service functions, collections, posting, payment processing and remittance set forth in Annex I.

(b)    Reporting Functions.

(i)    Monthly Servicer’s Certificate. On or before the 25th calendar day of each month (or if such day is not a Servicer Business Day, on the immediately succeeding Servicer Business Day), beginning with January 25, 2023, the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies a written report substantially in the form of Exhibit A (a “Monthly Servicer’s Certificate”) setting forth certain information relating to the Securitized Utility Tariff Charges collected and remitted by the Servicer during the Collection Period preceding such date; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)    Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee, and the Rating Agencies in writing of any Requirement of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Servicing Agreement.

(iii)    Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee, the Commission or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee, the Commission or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Securitized Utility Tariff Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee, the Commission or the Rating Agencies to review the performance by the Servicer hereunder; provided however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Securitized Utility Tariff Bonds are outstanding, the Servicer shall provide the Issuer, the Commission and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitized Utility Tariff Charges applicable to each Customer Class.

(iv)    Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Servicing Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the Annual Compliance Certificate described in Section 3.02(a) and the Annual Accountant’s Report described in Section 3.03(a). In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.02 and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.03. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Seller’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)    Opinions of Counsel. The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and the Indenture Trustee:

(i)    promptly after the execution and delivery of this Servicing Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the State of Kansas and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Law to perfect or maintain, as applicable, the Liens of the Indenture Trustee in the Securitized Utility Tariff Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such Liens; and

(ii)    within ninety (90) days after the beginning of each calendar year beginning with 2024, an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Servicer and which shall be reasonably satisfactory to the Indenture Trustee, or, in the Indenture Trustee’s sole judgment, external counsel of the Issuer, dated as of a date during such 90-day period, either:

(A)    to the effect that, in the opinion of such counsel, all filings, including filings with the Secretary of State of the State of Kansas and all filings pursuant to the UCC, have been authorized, executed and filed that are necessary under the UCC and the Securitization Law to maintain the Liens of the Indenture Trustee in the Securitized Utility Tariff Bond Collateral, including the Securitized Utility Tariff Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

(B)    to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in Section 3.01(c)(i) or Section 3.01(c)(ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect or maintain, as applicable, such interest or Lien.

(d)    Servicing and Maintenance Standards. The Servicer will monitor payments and impose collection policies on Customers, as permitted under the Financing Order and the applicable Commission Regulations. On behalf of the Issuer, the Servicer shall (a) manage, service, administer, bill, charge, collect, receive and remit collections in respect of the Securitized Utility Tariff Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Commission Regulations, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the natural gas distribution industry; (c)

calculate Securitized Utility Tariff Charges in compliance with the Securitization Law, the Financing Order, and any applicable tariffs; (d) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Securitized Utility Tariff Property and to impose, bill, charge, collect, receive and remit the Securitized Utility Tariff Charges; (e) comply with all Requirements of Law, including all applicable Commission Regulations, applicable to and binding on it relating to the Securitized Utility Tariff Property; (e) file all reports with the Commission required by the Financing Order; (f) file and maintain the effectiveness of UCC financing statements in Kansas with respect to the Securitized Utility Tariff Property; and (g) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Securitized Utility Tariff Bond Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Securitized Utility Tariff Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.02.    Annual Reports on Compliance with Regulation AB.

(a)    The Servicer shall deliver to the Issuer, the Commission, the Indenture Trustee and each Rating Agency, on or before March 31 of each year, commencing in 2023, to and including the March 31st succeeding the Final Maturity Date of the Securitized Utility Tariff Bonds, certificates from a Responsible Officer of the Servicer (A) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”) which may be in the form of, or shall include the form attached hereto as Exhibit C-1, and (B) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”) which may be in the form of, or shall include the form attached hereto as Exhibit C-2 hereto, in each case with such changes as may be required to conform to applicable federal securities law.

(b)    The Servicer shall use commercially reasonable efforts to obtain, from each other party participating in the servicing function, any additional certifications as to the statements and assessment required under Item 1122 (or any successor or similar items or rule) or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)    The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.

(d)    Except to the extent permitted by applicable law, the Issuer, shall not voluntarily suspend or terminate its filing obligations as issuing entity with the SEC as described in Section 3.02(c).

SECTION 3.03.    Annual Report by Independent Registered Public Accountants.

(a)    The Servicer shall cause a registered independent public accounting firm (which may also provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee, the Commission and each Rating Agency, on or before the earlier of (a) March 31 of each year, beginning March 31, 2023, to and including the March 31 succeeding the retirement of all Securitized Utility Tariff Bonds or (b) with respect to each calendar year during which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report, to be delivered on or before March 31, 2023, the period of time from the Closing Date through December 31, 2022), in accordance with paragraph (b) of Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Indenture Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)    The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the rules of the Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The costs of the Annual Accountant’s Report shall be reimbursable as an Operating Expense under the Indenture.

ARTICLE IV.

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.    True-Up Adjustments.

From time to time, until the Collection in Full of the Charges for the Securitized Utility Tariff Bonds, the Servicer shall identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)    Expected Amortization Schedule. The Expected Amortization Schedule for the Securitized Utility Tariff Bonds is attached hereto as Schedule 4.01(a).

(b)    True-Up Adjustments.

(i)    Semi-Annual True-Up Adjustments and Filings. Every six months, no later than 30 days prior to each Semi-Annual Adjustment Date, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Securitized Utility Tariff Charges, including interest and estimated expenses and fees of the Issuer to be paid during such period and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement based on such updated data and assumptions; (C) determine the Securitized Utility Tariff Charges to be allocated to each Customer Class based on such Periodic Billing Requirement and the terms of the Financing Order and the Tariffs filed pursuant thereto; (D) make all required notice and other filings with the Commission to reflect the revised Securitized Utility Tariff Charges, including the filing of a True-Up Letter and any Amendatory Tariffs, with copies to the Issuer and the Indenture Trustee, and (E) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.

(ii)    Interim True-Up Adjustments and Filings.

(A)    Within the 30-day period that follows the Scheduled Payment Date that is one year prior to the Scheduled Final Payment Date and quarterly thereafter, the Servicer shall compare the current Outstanding Amount after giving effect to payments to be made on such Payment Date, to the projected Outstanding Amount as of the next Payment Date. The Servicer shall, no later than 15 days prior to the end of such 30-day period, make a mandatory Interim True-Up Adjustment if the Servicer forecasts that Securitized Utility Tariff Charges will be insufficient (x) to make all remaining payments of interest, principal and other amounts in respect of the Securitized Utility Tariff Bonds, and (y) to replenish the Capital Subaccount for the Securitized Utility Tariff Bonds to the Required Capital Amount on the next Payment Date. For the avoidance of doubt, beginning twelve months prior to the Scheduled Final Payment Date, the Servicer shall make an Interim True-Up Adjustment, if required in accordance with this clause (ii)(A), three months prior to each Semi-Annual True-Up Adjustment Date.

(B)    In addition, the Servicer at any time may make an Interim True-Up Adjustment if the Servicer forecasts that Securitized Utility Tariff Charges will be insufficient (x) to make all scheduled payments of interest, principal and other amounts in respect of any Securitized Utility Tariff Bonds during the current semi-annual period or quarterly period, as applicable, and (y) to replenish the Capital Subaccount to the Required Capital Amount, and it further determines that the semi-annual or quarterly true up adjustments described above in clause (i) or this clause (ii) need to be supplemented to enhance the likelihood that the Securitized Utility Tariff Bonds are paid on a timely basis.

(C)    If the Servicer determines that an Interim True-Up Adjustment is required under clause (ii)(A) or (ii)(B) above, then the Servicer shall: (1) update the data and assumptions underlying the calculation of the Securitized Utility Tariff Charges, including interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (2) determine the Securitized Utility Tariff Charges to be imposed upon each Customer Class based on the terms of the Financing Order and the Tariffs filed pursuant thereto, and in doing so the Servicer shall use the method of allocating Securitized Utility Tariff Charges then in effect, (3) make all required notice and other filings with the Commission to reflect the revised Securitized Utility Tariff Charges, including the filing of a True-Up Letter and any Amendatory Tariffs, with copies to the Issuer and the Indenture Trustee; and (4) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order which relate thereto. The Servicer shall implement the revised Securitized Utility Tariff Charges, if any, resulting from such Interim True Up Adjustment on the Interim True-Up Adjustment Date.

(D)    Interim True-Up Adjustments described herein shall occur no more than every six months prior to the Scheduled Final Payment Date and beginning on the Payment Date that is one year prior to the Scheduled Final Payment Date, no more than every three months.

(iii)    True-Up Letter Filings. Each True-Up Letter filed in connection with a Semi-Annual True-Up Adjustment and/or Interim True-Up Adjustment shall be filed, substantially in the form attached to the Financing Order as Appendix C. Each Semi-Annual True-Up Letter shall be filed no later than 30 days prior to the first billing cycle of the month in which the Securitized Utility Tariff Charges will go into effect. Any Interim True-Up Letter shall be filed no less than 30 days prior to the proposed effective date of the Securitized Utility Tariff.

(iv)    The Servicer shall calculate all True-Up Adjustments in accordance with the Adjustment Calculation Methodology set forth in the Financing Order.

(c)    Reports.

(i)    Notification of Amendatory Tariff Filings and True-Up Adjustments. Whenever the Servicer files a True-Up Letter with the Commission, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Tariff or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Securitized Utility Tariff Charges are not implemented and effective on the applicable date set forth in the True-Up Letter, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)    Semi-Annual Servicer’s Certificate. Not later than 5 Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Commission, the Indenture Trustee and the Rating Agencies which shall include the information in Exhibit B with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable.

(iii)    Servicer Certificate. In the event the Servicer, on behalf of the Issuer, shall request that the Indenture Trustee make a distribution from the Collection Account for the purposes set forth in Section 8.2(e)(i), (e)(ii) or (e)(iii) of the Indenture on a date that is not a Payment Date or Special Payment Date, the Servicer shall deliver a written report to the Issuer, the Commission and the Indenture Trustee substantially in the form of the Semi-Annual Servicer Certificate (the “Servicer Certificate”), provided that only the information pertinent to the requested distribution shall require to be included in such written report.

(iv)    Reports to Customers.

(A)    After each revised Securitized Utility Tariff Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable Commission Regulations or Commission requirements, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Securitized Utility Tariff Charges.

(B)    The Servicer shall comply with the requirements of the Financing Order with respect to the filing of the Winter Event Securitized Cost Recovery Rider to ensure that the Securitized Utility Tariff Charges are separate and apart from the Servicer’s other charges and appear as a separate line item on the Bills sent to Customers.

(C)    The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Securitized Utility Tariff Charges on Bills.

(D)    The Servicer shall pay all costs of preparation and delivery incurred in connection with clauses (a) and (b) above, including printing and postage costs as the same may increase or decrease from time to time.

(v)    Certificate of Compliance. The Servicer shall deliver to the Issuer, the Commission, the Indenture Trustee and the Rating Agencies, on or before March 31 of each year, beginning in 2023, a certificate from a Responsible Officer of the Servicer substantially in the form of Exhibit C-2 hereto. The Servicer shall also post such certificate on the 17g-5 Website in accordance with Rule 17g-5.

SECTION 4.02.    Limitation of Liability.

The Issuer and the Servicer expressly agree and acknowledge that:

(a)    In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(b)    None of the Servicer, the Issuer or the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Servicing Agreement that adversely affects the Securitized Utility Tariff Property or the True-Up Adjustments), by the Commission in any way related to the Securitized Utility Tariff Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Securitized Utility Tariff Charges and the scheduled adjustments thereto.

(c)    Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitized Utility Tariff Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected customer count, write-offs and estimated expenses and fees of the Issuer so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitized Utility Tariff Bonds generally.

Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Servicing Agreement.

ARTICLE V.

THE SECURITIZED UTILITY TARIFF PROPERTY

SECTION 5.01.    Custody of Securitized Utility Tariff Property Records. To assure uniform quality in servicing the Securitized Utility Tariff Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Securitized Utility Tariff Property, including copies of the Financing Order, the Issuance Advice Letter, Tariffs and Amendatory Tariffs relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Securitized Utility Tariff Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Securitized Utility Tariff Property.

SECTION 5.02.    Duties of Servicer as Custodian.

(a)    Safekeeping. The Servicer shall hold the Securitized Utility Tariff Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Securitized Utility Tariff Property Records as shall enable the Issuer, the Commission and the Indenture Trustee, as applicable, to comply with this Servicing Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Securitized Utility Tariff Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Securitized Utility Tariff Property Records. The Servicer’s duties to hold the Securitized Utility Tariff Property Records set forth in this Section 5.02, to the extent such Securitized Utility Tariff Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one (1) year and one (1) day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Securitized Utility Tariff Bonds are Outstanding.

(b)    Maintenance of and Access to Records. The Servicer shall maintain the Securitized Utility Tariff Property Records at its office identified in Section 8.04 or at such other office as shall be specified to the Issuer, the Commission, and the Indenture Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer the Commission, and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Securitized Utility Tariff Property Records at such times during normal business hours as the Commission or the Indenture Trustee shall reasonably request and that do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)    Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Securitized Utility Tariff Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)    Defending Securitized Utility Tariff Property Against Claims. To the extent not undertaken by the Seller pursuant to Section 4.08 of the Sale Agreement, the Servicer shall negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding, on behalf of and in the name of the Issuer, necessary to compel performance by the Commission or the State of Kansas or any other state agency of any of their obligations or duties under the Securitization Law and the Financing Order, and the Servicer agrees to assist the Issuer and its legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law or the Financing Order, or the rights of Holders by legislative enactment, constitutional amendment or other means that would be adverse to Holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of KGS’s distribution facilities, the Servicer will assert that the court ordering such condemnation must treat such municipality as a successor to KGS under the Securitization Law and the Financing Order. The costs of any such action shall be payable as an Operating Expense from Securitized Utility Tariff Charges as an Ongoing Financing Cost (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the priorities set forth in Section 8.02(d) of the Indenture. The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture and any supplemental indenture may be delayed; provided, that, the Servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture, and is not required to advance its own funds to satisfy these obligations.

SECTION 5.03.    Custodian’s Indemnification. The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever, including reasonable out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) of investigation and litigation and enforcing the Servicer’s indemnification obligations hereunder (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Securitized Utility Tariff Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager.

SECTION 5.04.    Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Servicing Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one (1) year and one (1) day after the date on which no Securitized Utility Tariff Securitized Utility Tariff Bonds are Outstanding. KGS shall not resign as Servicer if such resignation does not satisfy the Rating Agency Condition or without consent of the Commission.

ARTICLE VI.

THE SERVICER

SECTION 6.01.    Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Servicing Agreement relating to the servicing of the Securitized Utility Tariff Property, and on which the Commission relied in exercising its rights to review and provide input pursuant to the terms of the Financing Order. The representations and warranties shall survive the execution and delivery of this Servicing Agreement, the sale of the Securitized Utility Tariff Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)    Organization and Good Standing. The Servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, to service the Securitized Utility Tariff Property and hold the records related to the Securitized Utility Tariff Property, and to execute, deliver and carry out the terms of this Servicing Agreement.

(b)    Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Securitized Utility Tariff Property as required by this Servicing Agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Securitized Utility Tariff Property).

(c)    Power and Authority. The execution, delivery and performance of the terms of this Servicing Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)    Binding Obligation. This Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)    No Violation. The consummation of the transactions contemplated by this Servicing Agreement do not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the Servicer’s organizational documents or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any Lien upon the Servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any Lien that may be granted in favor of the Indenture Trustee for the benefit of Holders under the Basic Documents) or violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)    No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) seeking to prevent the issuance of the Securitized Utility Tariff Bonds or the consummation of the transactions contemplated by this Servicing Agreement or any of the other Basic Documents, or, if applicable, any supplement to the Indenture or amendment to the Sale Agreement; (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Servicing Agreement or any of the other Basic Documents; or (iii) relating to the Servicer and which might materially and adversely affect the treatment of the Securitized Utility Tariff Bonds for federal or state income, gross receipts or franchise tax purposes.

(g)    Approvals. No governmental approvals, authorizations, consents, orders or other actions or filings with any Governmental Authority are required for the Servicer to execute, deliver and perform its obligations under this Servicing Agreement except those that have previously been obtained or made, those that are required to be made by the Servicer in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statements.

(h)    Reports and Certificates. Each report and certificate delivered in connection with any filing made with the Commission by the Servicer on behalf of the Issuer with respect to the Securitized Utility Tariff Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects, and to the extent that such report or certificate is based upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

The Servicer, the Indenture Trustee and the Issuer are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings with the Commission required by this Servicing Agreement in a timely and correct manner or any breach by the Servicer of its duties under this Servicing Agreement that adversely affects the Securitized Utility Tariff Property or the True-Up Adjustments), by the Commission in any way related to the Securitized Utility Tariff Property or in connection with any True-Up Adjustment, the subject of any such filings, any proposed True-Up Adjustment or the approval of any revised Securitized Utility Tariff Charges and the scheduled adjustments thereto. Except to the extent that the Servicer otherwise is liable under the provisions of this Servicing Agreement, the Servicer shall have no liability whatsoever relating to the calculation of any revised Securitized Utility Tariff charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any person or entity, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Securitized Utility Tariff Bond generally.

SECTION 6.02.    Indemnities of Servicer; Release of Claims.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Servicing Agreement.

(a)    The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and the Independent Manager and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Party”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under this Servicing Agreement, (ii) the Servicer’s material breach of any of its representations or warranties that results in a Servicer Default under this Servicing Agreement; and (iii) litigation and related expenses relating to the Servicer’s status and obligations as Servicer (other than any proceeding the Servicer is required to institute under this Servicing Agreement), except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(b)    For purposes of this Section 6.02(b), in the event of the termination of the rights and obligations of KGS (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Servicing Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(c)    Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Servicing Agreement.

(d)    Except to the extent expressly provided in this Servicing Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee and the payment of the purchase price of Securitized Utility Tariff Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Securitized Utility Tariff Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(e)    The Servicer will credit Customers to the extent there are higher Securitized Utility Tariff Charges, including higher servicing fees payable to a Successor Servicer, because of the Servicer’s negligence, recklessness, willful misconduct or termination of this Servicing Agreement for cause, provided, that any such credit to Customers shall not impact the Securitized Utility Tariff Charges or the Securitized Utility Tariff Property. The Servicer’s obligation to credit Customers will survive the termination of this Servicing Agreement.

(f)    The Servicer shall not be required to indemnify an Indemnified Party for any amount paid or payable by such Indemnified Party in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Party of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Party to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Party under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Party, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, that the Indemnified Party shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the defendants in any such action include both the Indemnified Party and the Servicer and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Party to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Parties other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

SECTION 6.03.    Binding Effect of Servicing Obligations

The obligations to continue to provide service and to collect and account for Securitized Utility Tariff Charges will be binding upon the Servicer, any Successor and any other entity that provides natural gas distribution services to a Person that is a retail gas sales customer of KGS or any Successor so long as the Securitized Utility Tariff Charges have not been fully collected and remitted. Any Person (a) into which the Servicer may be merged, converted or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, or (c) that may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement without further act on the part of any of the parties to this Servicing Agreement; provided, however, that:

(a)    immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing,

(b)    the Servicer shall have delivered to the Issuer, the Commission and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Servicing Agreement relating to such transaction have been complied with, and

(c)    the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either:

(i)    stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Securitized Utility Tariff Law and the UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the Securitized Utility Tariff Property and reciting the details of such filings or

(ii)    stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests,

(d)    the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies an Opinion of Counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Holders,

(e)    the Servicer shall have given the Rating Agencies prior written notice of such transaction.

When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the Servicer in accordance with the terms of this Section 6.03, then, upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder (except for responsibilities for its actions prior to such release).

SECTION 6.04.    Limitation on Liability of Servicer and Others.

Except as otherwise provided under this Servicing Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Servicing Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of negligence, recklessness or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties under this Servicing Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Servicing Agreement.

Except as provided in this Servicing Agreement, including Section 5.02(d), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Securitized Utility Tariff Property that is not directly related to one of the Servicer’s enumerated duties in this Servicing Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Servicing Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Servicing Agreement and the interests of the Holders and Customers under this Servicing Agreement. The Servicer’s costs and expenses incurred in connection with any such Proceeding shall be payable from Securitized Utility Tariff Charges as an Ongoing Financing Cost (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Ongoing Financing Cost may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.05.    KGS Not to Resign as Servicer.

Subject to Section 6.03, KGS shall not resign from the obligations and duties imposed on it as Servicer under this Servicing Agreement except upon a determination that KGS’s performance of its duties under this Servicing Agreement shall no longer be permissible under applicable Requirements of Law. Notice of any such determination permitting the resignation of KGS shall be communicated to the Issuer, the Commission, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Commission and each Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer has been approved by the Commission and has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.02.

SECTION 6.06.    Servicing Compensation.

(a)    In consideration for its services hereunder, until the Collection in Full of the Charges, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the aggregate initial principal amount of the Securitized Utility Tariff Bonds plus reimbursable expenses for so long as KGS or an Affiliate of KGS is the Servicer, or (ii) if KGS or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer, and the Indenture Trustee, provided, that the annual Servicing Fee shall not exceed 0.60% of the aggregate initial principal amount of the Securitized Utility Tariff Bonds, unless the Commission has approved the appointment of the Successor Servicer or the Commission does not act to approve or disapprove such appointment on or before the date which is 30 days after notice of the proposed appointment of the Successor Servicer is provided to the Commission in the same manner substantially as provided in Section 8.01(c).

(b)    The Servicing Fee owing shall be calculated based on the initial principal amount of the Securitized Utility Tariff Bonds and shall be paid semi-annually, with half of the Servicing Fee being paid on each Payment Date, except for the amount of the Servicing Fee to be paid on the first Payment Date in which case the Servicing Fee then due will be calculated based on the number of days that this Servicing Agreement has been in effect. In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for printing, attorneys, accountants or other professional services retained by the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents (“Reimbursable Expenses”). Except for such Reimbursable Expenses, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities hereunder (but, for the avoidance of doubt, excluding any such costs and expenses incurred by KGS in its capacity as Administrator).

(c)    The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided, that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(d)    The Servicer and the Issuer acknowledge and agree that so long as the Servicer faithfully makes daily remittances of collected Securitized Utility Tariff Charges as provided for herein, no actual or deemed investment earnings shall be payable in respect of any over-remittances or under-remittances of collected Securitized Utility Tariff Charges. However, the Servicer shall remit at least annually to the Indenture Trustee, for the benefit of the Issuer, any late charges received from Customers in respect of Securitized Utility Tariff Charges.

(e)    Except as expressly provided elsewhere in this Servicing Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(f)    The foregoing Servicing Fee constitutes a fair and reasonable compensation for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

(g)    Any services required for or contemplated by the performance of the above-referenced services by the Servicer to be provided by unaffiliated third parties may, if provided for or otherwise contemplated by the Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Servicer at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Servicer and reimbursed by the Issuer in accordance with Section 6.06(a), or otherwise as the Servicer and the Issuer may mutually arrange.

SECTION 6.07.    Compliance with Applicable Law.

The Servicer covenants and agrees, in servicing the Securitized Utility Tariff Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Securitized Utility Tariff Property the noncompliance with which would have a material adverse effect on the value of the Securitized Utility Tariff Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures. It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

SECTION 6.08.    Access to Information Regarding Securitized Utility Tariff Property.

The Servicer shall provide to the Indenture Trustee access to the Securitized Utility Tariff Property Records for the Securitized Utility Tariff Bonds as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09.    Appointments

The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable under this Servicing Agreement for the servicing and administering of the Securitized Utility Tariff Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Securitized Utility Tariff Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10.    No Servicer Advances

The Servicer shall not make any advances of interest or principal of the Securitized Utility Tariff Bonds.

SECTION 6.11.    Remittances

(a)    The Servicer shall remit Securitized Utility Tariff Charge Collections on each Servicer Business Day (the “Daily Remittance”) as soon as reasonably practicable after collection to the General Subaccount of the Collection Account but in no event later than two Servicer Business Days following receipt of such Securitized Utility Tariff Charge Collections. Prior to, or concurrently with, each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Indenture Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Securitized Utility Tariff Collateral that it may receive from time to time.

(b)    The Servicer agrees and acknowledges that it holds all Securitized Utility Tariff Charges collected by it and any other proceeds for the Securitized Utility Tariff Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section without any surcharge, fee, offset, charge or other deduction except for and interest earnings permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Securitized Utility Tariff Charges collected by it in accordance with this Servicing Agreement.

(c)    [Reserved.]

(d)    Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12.    Maintenance of Operations

Subject to Section 6.03, KGS agrees to continue, unless prevented by circumstances beyond its control, to operate its gas service distribution system to provide service so long as it is acting as the Servicer under this Servicing Agreement.

SECTION 6.13.    Protection of Title

The Servicer shall cause to be executed and filed all filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the Issuer’s ownership interests in and the Indenture Trustee’s first priority lien and security interest on the Securitized Utility Tariff Property. The Servicer shall deliver (or cause to be delivered) to the Issuer, and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

ARTICLE VII.

DEFAULT

SECTION 7.01.    Servicer Default.

If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)    any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of 5 Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b)    any failure on the part of the Servicer or, so long as the Servicer is KGS or an Affiliate thereof, any failure on the part of KGS, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or KGS, as the case may be, set forth in this Servicing Agreement (other than as provided in Section 7.01(a) or Section 7.01(c)) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of 30 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or KGS, as the case may be, by the Issuer, the Commission (with a copy to the Indenture Trustee) or to the Servicer or KGS, as the case may be, by the Indenture Trustee or (B) such failure is discovered by a Responsible Officer of the Servicer; or

(c)    any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of 5 Business Days; or

(d)    any representation or warranty made by the Servicer in this Servicing Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee (with a copy of such notice being provided promptly upon receipt by the Servicer to the Commission), or (ii) such failure is discovered by a Responsible Officer of the Servicer; or

(e)    an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee shall, upon the instruction of Holders evidencing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders)(a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Servicing Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to apply to the Commission or a court of appropriate jurisdiction for an order of sequestration and payment of revenues arising with respect to the Securitized Utility Tariff Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Securitized Utility Tariff Bonds, the Securitized Utility Tariff Property, the Securitized Utility Tariff Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitized Utility Tariff Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Servicing

Agreement, including the transfer to the successor Servicer for administration by it of all Securitized Utility Tariff Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Securitized Utility Tariff Property or the Securitized Utility Tariff Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitized Utility Tariff Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Securitized Utility Tariff Property Records to the successor Servicer and amending this Servicing Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of KGS as Servicer shall not terminate KGS’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02.    Appointment of Successor

(a)    Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Servicing Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Servicing Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may at the written direction, and with the consent of the Holders of at least a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds or of the Commission shall appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer, the Commission and the Rating Agencies. If within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may at the direction of the Holders of not less than a majority of the Securitized Utility Tariff Bonds, petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Servicing Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Servicing Agreement. In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture. Notwithstanding the foregoing, no Successor Servicer shall begin providing service until (i) the date the Commission approves the appointment of the Successor Servicer or (ii) if the Commission does not act to either approve or disapprove the appointment within 30 days after notice of such proposed appointment is given to the Commission.

(b)    Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Servicing Agreement.

SECTION 7.03.    Waiver of Past Defaults.

The Indenture Trustee, with the written consent of the Holders evidencing a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Servicing Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies and the Commission

SECTION 7.04.    Notice of Servicer Default

The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05.    Cooperation with Successor

The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

SECTION 8.01.    Amendment

(a)    This Servicing Agreement may be amended in writing by the Servicer and the Issuer, provided that (i) the Rating Agency Condition has been satisfied in connection therewith, (ii) the Indenture Trustee has consented thereto and (iii) in the case of any amendment that increases Ongoing Financing Costs as defined in the Financing Order, the Commission has consented thereto or shall be conclusively deemed to have consented thereto; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of Holders representing not less than a majority of the Outstanding Amount of the Securitized Utility Tariff Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. With respect to the Commission’s consent to any amendment to this Servicing Agreement,

(i)    the Servicer may submit the amendment to the Commission by delivering to the Commission’s Executive Director a written request for such consent, which request shall contain:

(ii)    a reference to Docket No. 22-KGSG-466-TAR and a statement as to the possible effect of the amendment on Ongoing Financing Costs;

(iii)    an Officer’s Certificate stating that the proposed amendment has been approved by all relevant parties to this Servicing Agreement; and

(iv)    a statement identifying the person to whom the Commission or its staff is to address its consent to the proposed amendment or request additional time.

Any amendment requiring the consent of the Commission as provided in this Section 8.01(a) shall become effective on the later of:

(i)    the date proposed by the parties to the amendment, or

(ii)    31 days after such submission of the amendment to the Commission unless the Commission issues an order disapproving the amendment within a 30-day period.

(b)    Prior to the execution of any amendment to this Servicing Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Servicing Agreement and all conditions precedent have been satisfied. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties or immunities under this Servicing Agreement or otherwise. Following delivery of a notice to the Commission by the Servicer under Section 8.01(a) above, the Servicer and Issuer may at any time withdraw from the Commission further consideration of any notification of a proposed amendment.

(c)    Notwithstanding Section 8.01(a) or anything to the contrary in this Servicing Agreement, the Servicer and the Issuer may amend the Annexes to this Servicing Agreement in writing with prior written notice given to the Indenture Trustee, the Commission and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating Securitized Utility Tariff Charges as a result of changes to the Servicer’s current computerized customer information system; but no such amendment shall have a material adverse effect on the Holders of then Outstanding Securitized Utility Tariff Bonds.

(d)    Notwithstanding Sections 8.01(a) or 8.01(b), or anything to the contrary in this Servicing Agreement, the Servicer and the Issuer may amend the Annexes to this Servicing Agreement in writing with prior written notice given to the Indenture Trustee, the Commission and the Rating Agencies, but without the consent of the Indenture Trustee, the Commission, any Rating Agency or any Holder, solely to address the manner of presenting Securitized Utility Tariff Charges on the Bills of Customers; but no such amendment shall have a material adverse effect on the Holders of then Outstanding Securitized Utility Tariff Bonds.

SECTION 8.02.    Notices

Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee, the Commission or the Rating Agencies under this Servicing Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a)    in the case of the Servicer, to Kansas Gas Service, a Division of ONE Gas, Inc., 15 East Fifth Street, Tulsa Oklahoma 74103, Attention: Treasurer,

(b)    in the case of the Issuer, to Kansas Gas Service Securitization I, L.L.C., 15 East Fifth Street, Suite 2662, Tulsa Oklahoma 74103, Attention: Manager,

(c)    in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ABSCORMonitoring@moodys.com (for notices) and servicereports@moodys.com (for servicer reports and other reports) (all notices and reports to be delivered to Moody’s in writing by email),

(d)    in the case of Fitch, to Fitch, Ratings, Inc., One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500,

(e)    in the case the Indenture Trustee, at the address provided for notices or communications to the Indenture Trustee in the Indenture, and

(f)    in the case of the Commission, to 1500 SW Arrowhead Road, Topeka, Kansas 66604-402], Attention: Executive Director;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.    Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

SECTION 8.03.    Assignment

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Servicing Agreement concerning the resignation of the Servicer, this Servicing Agreement may not be assigned by the Servicer.

SECTION 8.04.    Severability

Any provision of this Servicing Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.05.    Separate Counterparts

This Servicing Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.06.    Governing Law

THIS SERVICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.07.    Assignment to Indenture Trustee

The Servicer hereby acknowledges and consents to the assignment by the Issuer to the Indenture Trustee of any or all of the Issuer’s rights hereunder. In no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.08.    Nonpetition Covenants

Notwithstanding any prior termination of this Servicing Agreement or the Indenture, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.09.    Limitations on Rights of Others.

The provisions of this Servicing Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent expressly provided herein or in the Basic Documents, the Issuer, the Commission, Customers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Servicing Agreement. Nothing in this Servicing Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Securitized Utility Tariff Property or Securitized Utility Tariff Bond Collateral or under or in respect of this Servicing Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to this Servicing Agreement may be asserted or exercised only by the Commission (or by the Attorney General of the State of Kansas in the name of the Commission) for the benefit of such Customer.

SECTION 8.10.    Limitation of Liability

It is expressly understood and agreed by the parties hereto that this Servicing Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.11.    Rule 17g-5 Compliance

The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Servicing Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Securitized Utility Tariff Bonds or undertaking credit rating surveillance of the Securitized Utility Tariff Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

SECTION 8.12.    Indenture Trustee Actions

In acting hereunder, the Indenture Trustee shall have the rights, protections and immunities granted to it under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

KANSAS GAS SERVICE SECURITIZATION I, L.L.C., as Issuer

By:	/s/ Caron A. Lawhorn
Name:	Caron A. Lawhorn
Title:	Senior Vice President and Chief Financial Officer

KANSAS GAS SERVICE, A DIVISION OF ONE GAS, INC., as Servicer

By:	/s/ Caron A. Lawhorn
Name:	Caron A. Lawhorn
Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED:

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION,
not in its individual capacity, but solely as
Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Signature Page to

Securitization Property Servicing Agreement

ANNEX I

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Securitized Utility Tariff Property Servicing Agreement (the “Agreement”).

SECTION 2. INSTALLATION AND MAINTENANCE OF METERS.

The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to identify each Customer at least once every Billing Period.

SECTION 3. CUSTOMER CALCULATION.

The Servicer shall identify each Customer and the number of Customers in each Customer Class at least once each Billing Period and include the Securitized Utility Tariff Charges on Bills issued by it to such Customer.

SECTION 4. BILLING.

The Servicer shall bill the Securitized Utility Tariff Charges beginning as specified in the Financing Order and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Securitized Utility Tariff Charges accruing until all Securitization Securitized Utility Tariff Bonds and related financing costs are paid in full, all in accordance with the following:

(a)    Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, for such Customers’ Securitized Utility Tariff Charges once every applicable Billing Period, at the appropriate time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; and the Servicer may not make any modification that will materially adversely affect the Holders.

(b)    Format.

(i)    Each Bill issued by the Servicer shall contain the charge corresponding to the respective Securitized Utility Tariff Charges owed by such Customer for the applicable Billing Period. The Securitized Utility Tariff Charges shall be separately identified on each bill, or included in the line item on bills for Securitized Utility Tariff Charges previously or subsequently approved by the Commission, to the extent required by the related Tariffs.

ANNEX I

1

(ii)    The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with, if applicable, the Financing Order, Tariffs, other tariffs and any other Commission Regulations. To the extent that Bill format, structure and text are not prescribed by the Act, the Securitization Law, or by applicable other applicable law or Commission Regulations, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)    Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a)    Collection Efforts, Policies, Procedures.

(i)    The Servicer shall use reasonable efforts to collect all Securitized Utility Tariff Charges from Customers (to the extent permitted by law) as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(B)	The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable Commission Regulations and the Financing Order.

(C)

In circumstances where the Servicer is allowed to bill Customers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable Commission Regulations and Servicer Policies and Practices.

ANNEX I

2

(D)

The Servicer shall adhere to and carry out disconnection policies in accordance with the laws of the State of Kansas, the Financing Order, applicable Commission Regulations and the Servicer Policies and Practices.

(E)

The Servicer may employ the assistance of collection agents to collect any past-due Securitized Utility Tariff Charges in accordance with applicable Commission Regulations and Servicer Policies and Practices and the Tariffs.

(F)

The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable Commission Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b) of this Annex I.

(ii)    The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law.

(iii)    Notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed Securitized Utility Tariff Charges, in accordance with its Servicer Policies and Practices, that have remained outstanding for 180 days or more.

(iv)    The Servicer shall accept payment from Customers in respect of Billed Securitized Utility Tariff Charges in such forms and methods and at such times and places as it accepts for payment of its own charges.

(b)    Allocation; Priority of Payments.

(i)    If any Customer does not pay the full amount of any Bill to KGS, the amount allocated to the Customer’s Securitized Utility Tariff Charges shall be in accordance with the priority of payment terms approved by the Commission in the Winter Event Storm Cost Recovery Rider.

(ii)    The Servicer shall hold all over-payments for the benefit of the Issuer and KGS and shall apply such funds to future Bill charges in accordance with clause (i) as such charges become due.

(c)    Accounts; Records.

The Servicer shall maintain accounts and records as to the Securitized Utility Tariff Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Securitized Utility Tariff Property and the amounts from time to time remitted to the Collection Account in respect of the Securitized Utility Tariff Property and (ii) to permit the Securitized Utility Tariff Charges held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of Securitized Utility Tariff Charges commingled with the Servicer’s funds may be properly identified and traced.

ANNEX I

3

(d)    Investment of Securitized Utility Tariff Charges Received.

Prior to each Daily Remittance, the Servicer may invest Securitized Utility Tariff Charges received as permitted by applicable Commission Regulations. So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer. The Servicer shall remit to the Indenture Trustee any earnings on such unremitted Securitized Utility Tariff Charges as required by Section 6.11 of the Agreement. In addition, the Commission may at any time order the Servicer to account for any interest earnings, if any, on Securitized Utility Tariff Charges.

(e)    Remittances.

(i)    The Collection Account shall be established in the name of the Indenture Trustee in accordance with the Indenture.

(ii)    The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii)    In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than 5 Servicer Business Days after the effective date of such change.

ANNEX I

4

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A. Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18(a) of the Indenture.

“Act” is defined in Section 10.03(a) of the Indenture.

“Actual Securitized Utility Tariff Charges” means Securitized Tariff Charges determined by the Servicer in connection with reconciliation procedures performed in accordance with the requirements of Article IV and the Servicer Policies and Procedures.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between KGS and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means KGS, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amendatory Tariff” means a revision to service riders or any other notice filing filed with the Commission in respect of the Securitized Utility Tariff Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.03(a) of the Servicing Agreement.

“Authorized Denomination” means, with respect to any Securitized Utility Tariff Bond, the authorized denomination therefor specified in the Series Supplement, which shall be at least $2,000 and, except as otherwise provided in the Series Supplement, integral multiples of $1,000 in excess thereof, except for one Securitized Utility Tariff Bond which may be of a smaller denomination.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

APPENDIX A

1

“Basic Documents” means the Indenture, the Series Supplement, the Certificate of Formation, the LLC Agreement, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(i) of the Sale Agreement.

“Billed Securitized Utility Tariff Charges” means the amounts of Securitized Utility Tariff Charges billed by the Servicer.

“Billing Period” means the period created by dividing the calendar year into 12 consecutive periods of approximately 21 Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by KGS in its capacity as Servicer.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Tulsa, Oklahoma are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Capital Contribution” means the amount of cash contributed to the Issuer by KGS as specified in the LLC Agreement.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Certificate of Compliance” means the certificate referred to in Section 3.02(a) of the Servicing Agreement and substantially in the form of Exhibit C-2 to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation of the Issuer filed with the Secretary of State of the State of Delaware on August 30, 2022 pursuant to which the Issuer was formed.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Closing Date” means the date on which the Securitized Utility Tariff Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means the Internal Revenue Code of 1986.

“Collection Account” is defined in Section 8.02(a) of the Indenture.

“Collection in Full of the Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Securitized Utility Tariff Bonds and to replenish any shortfall in the Capital Subaccount.

APPENDIX A

2

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the State Corporation Commission of the State of Kansas.

“Commission Condition” means the satisfaction of any precondition to any amendment or modification to or action under any Basic Documents through the obtaining of Commission consent or acquiescence, as described in the related Basic Document.

“Commission Regulations” means any orders issued or rules or regulations, including temporary regulations, promulgated by the Commission pursuant to Kansas law.

“Corporate Trust Office” is defined in the Indenture.

“Customer” means an end-use Customer (as such term is defined in the Financing Order) who purchases natural gas for consumption from KGS.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“DTC” means The Depository Trust Company.

“Eligible Institution” has the meaning specified in the Indenture.

“Eligible Investments” has the meaning specified in the Indenture.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Sinking Fund Schedule” means the expected sinking fund schedule in Schedule A to the Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Final” means that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means the final maturity date of the Securitized Utility Tariff Bonds as specified in the Series Supplement.

APPENDIX A

3

“Financing Costs” means all financing costs as defined in K.S.A. 66-1,240(a)(10), as amended, of the Securitization Law allowed to be recovered by KGS under the Financing Order.

“Financing Order” means the financing order issued by the Commission to KGS on August 18, 2022, in Docket No. 22-KGSG-466-TAR authorizing the creation of the Securitized Utility Tariff Property and the issuance of the Securitized Utility Tariff Bonds.

“Financing Party” means any and all of the following: the Holders, the Indenture Trustee, KGS, collateral agents, any party under the Basic Documents, or any other person acting for the benefit of the Holders.

“Fitch” means Fitch Ratings, Inc. or any successor in interest. References to Fitch are effective so long as Fitch is a Rating Agency.

“General Subaccount” is defined in Section 8.02(a) of the Indenture.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Holder” means the Person in whose name a Securitized Utility Tariff Bond is registered on the Securitized Utility Tariff Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indemnified Party” is defined in Section 6.02(a) of the Servicing Agreement.

“Indenture” means the Indenture, dated as of the date hereof, by and between the Issuer and U.S. Bank Trust Company, National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, as indenture trustee for the benefit of the Secured Parties, or any other indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Securitized Utility Tariff Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

APPENDIX A

4

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the date hereof or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Interim True-Up Adjustment” means each adjustment to the Securitized Utility Tariff Charges made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Kansas Gas Service Securitization I, L.L.C., a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securitized Utility Tariff Bonds.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

APPENDIX A

5

“KGS” means Kansas Gas Service, a division of ONE Gas, Inc.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Securitized Utility Tariff Bonds (as defined in the Indenture).

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Kansas Gas Service Securitization I, L.L.C., dated as of November 16, 2022.

“Losses” means (a) any and all amounts of principal of and interest on the Securitized Utility Tariff Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“NRSRO” is defined in Section 10.18(b) of the Indenture.

“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Financing Costs” means the Financing Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Securitized Utility Tariff Bonds.

APPENDIX A

6

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal, audit fees and expenses) or any Manager, the Servicing Fee, the Administration Fee, legal and accounting fees, Rating Agency fees, any Regulatory Assessment Fees and related fees (i.e., website provider fees) and any franchise or other taxes owed by the Issuer, including on investment income in the Collection Account.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

“Outstanding” means, as of the date of determination, all Securitized Utility Tariff Bonds theretofore authenticated and delivered under the Indenture, except:

(a) Securitized Utility Tariff Bonds theretofore canceled by the Securitized Utility Tariff Bond Registrar or delivered to the Securitized Utility Tariff Bond Registrar for cancellation;

(b) Securitized Utility Tariff Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Securitized Utility Tariff Bonds; and

(c) Securitized Utility Tariff Bonds in exchange for or in lieu of other Securitized Utility Tariff Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Securitized Utility Tariff Bonds are held by a Protected Purchaser; provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Securitized Utility Tariff Bonds have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitized Utility Tariff Bonds owned by the Issuer, any other obligor upon the Securitized Utility Tariff Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Securitized Utility Tariff Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitized Utility Tariff Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Securitized Utility Tariff Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securitized Utility Tariff Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitized Utility Tariff Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Securitized Utility Tariff Bonds Outstanding at the date of determination.

APPENDIX A

7

“Paying Agent” means, with respect to the Indenture, U.S. Bank Trust Company, National Association, and any other Person appointed as a paying agent for the Securitized Utility Tariff Bonds pursuant to the Indenture.

“Payment Date” means the dates specified in the Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Billing Requirement” means, for any Remittance Period, the aggregate amount of Securitized Utility Tariff Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Remittance Period means the total dollar amount of Securitized Utility Tariff Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Remittance Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Securitized Utility Tariff Bonds at the end of such Remittance Period and including any shortfalls in Periodic Payment Requirements for any prior Remittance Period) in order to ensure that, as of the last Payment Date occurring in such Remittance Period, (a) all accrued and unpaid principal of and interest on the Securitized Utility Tariff Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Securitized Utility Tariff Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Remittance Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Amount and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the Scheduled Final Payment Date, the Periodic Payment Requirements shall be calculated to ensure that sufficient Securitized Utility Tariff Charges will be collected to retire the Securitized Utility Tariff Bonds in full as of the Scheduled Final Payment Date.

“Permitted Lien” means the Lien created by the Indenture.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

APPENDIX A

8

“Projected Unpaid Balance” means, as of any Payment Date, the projected outstanding principal amount of the Securitized Utility Tariff Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Rating Agency” means, with respect to the Securitized Utility Tariff Bonds, any of Moody’s or Fitch that provides a rating with respect to the Securitized Utility Tariff Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Fitch and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of the Securitized Utility Tariff Bonds; provided, that, if, within such ten Business Day period, a Rating Agency has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Securitized Utility Tariff Bond is registered on the Securitized Utility Tariff Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement and Section 6.06(a) of the Servicing Agreement.

“Released Parties” is defined in Section 6.02(d) of the Servicing Agreement.

“Remittance Period” means, with respect to any True-Up Adjustment (except for the first True-Up Adjustment), the period comprised of six consecutive Collection Periods beginning with the Collection Period three months prior to when such True-Up Adjustment would go into effect. Prior to the first True-Up Adjustment, “Remittance Period” means the period commencing on the Closing Date and ending on the first Semi-Annual True-Up Adjustment Date.

APPENDIX A

9

“Required Capital Amount” means the amount specified as such in the Series Supplement therefor.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee but including KGS), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“Return on Invested Capital” means, for any Payment Date with respect to any Remittance Period, the sum of (i) rate of return, payable to KGS, on its Capital Contribution equal to KGS’s cost of capital, which as of the date of the Servicing Agreement is 8.6012%, plus (ii) any Return on Invested Capital not paid on any prior Payment Date.

“Sale Agreement” means the Securitized Utility Tariff Property Purchase and Sale Agreement, dated as of the date hereof, by and between the Issuer and KGS, and acknowledged and accepted by the Indenture Trustee.

“Scheduled Final Payment Date” means the date when all interest and principal is scheduled to be paid on the Securitized Utility Tariff Bonds in accordance with the Expected Sinking Fund Schedule, as specified in the Series Supplement.

“Scheduled Payment Date” means each Payment Date on which principal for the Securitized Utility Tariff Bonds is to be paid in accordance with the Expected Sinking Fund Schedule.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Securitized Utility Tariff Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

APPENDIX A

10

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in the Series Supplement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitized Utility Tariff Bonds” means the Series 2022-A Senior Secured Securitized Utility Tariff Bonds, Tranche A issued by the Issuer on the Closing Date.

“Securitized Utility Tariff Charge Collections” means Securitized Utility Tariff Charges actually received by the Servicer to be remitted to the Collection Account.

“Securitized Utility Tariff Charge Payments” means the payments made by Customers based on the Securitized Utility Tariff Charges.

“Securitized Utility Tariff Charges” means the nonbypassable amounts to be charged to any existing or future sales customer located within KGS’s service area, approved by the Commission in the Financing Order that may be collected by the Servicer, its successors, assignees or other collection agents as provided for in the Financing Order.

“Securitized Utility Tariff Collateral” means collateral for the benefit of the Securitized Utility Tariff Bonds.

“Securitized Utility Tariff Costs” means (i) KGS’s deferred asset balance associated with Winter Storm Uri as approved in Docket No. 21-KGSG-332-GIG and as revised in Docket No. 22-KGSG-446-GIG, including a return on the unrecovered balance, and with respect to the capital investments, including a deferral of depreciation expense and a return on the investment determined by the Commission to be prudently incurred (ii) carrying costs through the projected issuances date of the Securitized Utility Tariff Bonds, calculated at a rate authorized by the Commission, (iii) plus up-front Financing Costs.

“Securitization Law” means the laws of the State of Kansas adopted in 2021 enacted at Kansas Statutes Annotated “(K.S.A.”) 66-1,240 et. seq.

“Securitized Utility Tariff Property” means all Securitized Utility Tariff Property as defined in K.S.A. 66-1,240(a)(22). of the Securitization Law created pursuant to the Financing Order and under the Securitization Law, including the right to impose, bill, charge, collect and receive the Securitized Utility Tariff Charges authorized under the Financing Order and to obtain periodic adjustments of the Securitized Utility Tariff Charges and all revenue, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in K.S.A. 66-1,240(a)(22) of the Securitization Law, regardless of whether such revenues, collections, claims, rights to payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds.

APPENDIX A

11

“Securitized Utility Tariff Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Securitized Utility Tariff Rate Class” means one of the seven separate rate classes to whom Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Securitized Utility Tariff Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment” means each adjustment to the Securitized Utility Tariff Charges made in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment Date” means the first billing cycle of January and July of each year, commencing in July 2023.

“Series Supplement” means an indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of the Securitized Utility Tariff Bonds.

“Servicer” means KGS, as initial Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Tulsa, Oklahoma are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under Annex I to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” means the Securitized Utility Tariff Property Servicing Agreement, dated as of the date hereof, by and between the Issuer and KGS, and acknowledged and accepted by the Indenture Trustee.

APPENDIX A

12

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Securitized Utility Tariff Property, including Securitized Utility Tariff Charge Payments, and all other Securitized Utility Tariff Collateral for the benefit of the Issuer and the Holders (a) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (b) in accordance with all applicable procedures and requirements established by the Commission for executing duly authorized natural gas utility tariffs and (c) in accordance with the other terms of the Servicing Agreement.

“Special Payment Date” means the date on which any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Securitized Utility Tariff Bonds that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the fifteenth day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means KGS, in its capacity as “sponsor” of the Securitized Utility Tariff Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Kansas as set forth in K.S.A. 66-1,252, as amended, of the Securitization Law.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Successor” means any successor to KGS under the Securitization Law, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, conversion, acquisition, sale or transfer, by operation of law, as a result of natural gas utility restructuring, or otherwise.

“Successor Servicer” means (i) a successor to KGS pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Indenture Trustee pursuant to Section 7.02 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

“Tariff” means the most current version on file with the Commission.

“Tax Returns” is defined in Section 1(i)(C) of the Administration Agreement.

APPENDIX A

13

“Temporary Securitized Utility Tariff Bonds” means Securitized Utility Tariff Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Securitized Utility Tariff Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01(e) of the Servicing Agreement.

“True-Up Adjustment” means any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase the Securitized Utility Tariff Bonds from the Issuer and sell the Securitized Utility Tariff Bonds in a public offering pursuant to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated November 9, 2022, by and among the Issuer, KGS, and the representatives of the several Underwriters named therein, as the same may be amended, supplemented or modified from time to time, with respect to the issuance of the Securitized Utility Tariff Bonds.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

B. Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached:

(a) All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b) The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c) All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

APPENDIX A

14

(d) Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e) The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f) The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g) The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h) Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i) References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k) The word “or” is not exclusive.

(l) All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m) A term has the meaning assigned to it.

APPENDIX A

15

EXHIBIT A

MONTHLY SERVICER’S CERTIFICATE

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

$336,000,000 Series 2022-A Senior Secured Securitized Utility Tariff Bonds

Pursuant to Section 3.01(b) of the Securitized Utility Tariff Property Servicing Agreement, dated as of November 18, 2022, by and between Kansas Gas Service, a Division of ONE Gas, Inc., as Servicer, and Kansas Gas Service Securitization I, L.L.C., as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

“SUTC” means Residential Securitized Utility Tariff Charges

BILLING MONTH: {    /        /20    } - {    /        /20    }

Customer Class	SUTC Collected and Remitted
Residential
General Service - Small
General Service - Large
General Service - Transport Eligible
Small Generator Service
Irrigation Sales
KGS Supply
TOTAL

Executed as of this {        } day of {        }, 20{    }.

KANSAS GAS SERVICE, a Division of ONE Gas, Inc., as Servicer

By:
Name:
Title:

EXHIBIT A

FORM OF MONTHLY SERVICER’S CERTIFICATE

A-1

EXHIBIT B

SEMI-ANNUAL SERVICER’S CERTIFICATE

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

$336,000,000 Series 2022-A Senior Secured Securitized Utility Tariff Bonds

Pursuant to Section 4.01(c)(ii) of the Securitized Utility Tariff Property Servicing Agreement, dated as of November 18, 2022, by and between Kansas Gas Service, a Division of ONE Gas, Inc., as Servicer, and Kansas Gas Service Securitization I, L.L.C., as Issuer (the “Servicing Agreement”), the Servicer does hereby certify, for the {        }, 20{    } Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined in this Semi-Annual Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods: {                    } to {                    }

Payment Date: {            }, 20{    }

Cut-off Date1 {            }, 20{    }

1.	(a) Available amounts on deposit in Collection Account (including Excess Funds Subaccount) as of Cut-Off Date: $

(b) Actual Remittances from the date in (a) above through the Servicer Business Day preceding Current Payment Date: $

(c) Total amounts available to Indenture Trustee for payment of the Securitized Utility Tariff Bonds and Ongoing Financing Costs: $

[1]	Cut-Off Date not to be more than 5 days prior to the date of the certificate.

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

2.	Allocation of available amounts as of Current Payment Date allocable to payment of principal and interest on Securitized Utility Tariff Bonds on Current Payment Date:

a)	Principal

Aggregate

i.	Tranche A

ii.	Total:

b)	Interest

Aggregate

i.	Tranche A

ii.	Total:

3.

Outstanding amount of the Securitized Utility Tariff Bonds prior to, and after giving effect to the payment on the Current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a above) and the expected principal balance to be Outstanding (following payment on Current Payment Date):

a)	Expected principal balance Outstanding (as of the date of this certification):

i.	Tranche A

ii.	Total:

b)	Expected principal balance to be Outstanding (following payment on Current Payment Date):

i.	Tranche A

ii.	Total:

c)	Difference between (b) above and Outstanding Amount specified in Expected Amortization Schedule:

i.	Tranche A

ii.	Total:

4.	All other transfers to be made on the Current Payment Date, including amounts to be paid to the Indenture Trustee and to the Servicer pursuant to Section 8.2(e) of the Indenture:

a)	Certain Ongoing Financing Costs

i.	Indenture Trustee Fees and Expenses (subject to $200,000 annual cap per Section 8.2(e)(i)):

ii.	Servicing Fee:

iii.	Issuer’s Fees:

iv.	Total:

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

b)	Other Ongoing Financing Costs and Payments

i.	Other Ongoing Financing Costs (payable pursuant to Section 8.2(e)(v)):

ii.	Funding of Capital Subaccount to the Required Capital Amount

iii.

Any other unpaid Issuance Costs of the Issuer, any remaining fees, expenses and indemnity amounts owed to the Indenture Trustee and any remaining indemnity amounts owed to the Issuer shall be paid to the parties to which such amounts, if any, are owed, pursuant to Section 8.2(e)(viii):

iv.	Deposits to Excess Funds Subaccount:

v.	Total:

5.	Estimated amounts on deposit in the Capital Subaccount and Excess Funds Subaccount after giving effect to the foregoing payments:

a)	Capital Subaccount

i.	Total:

b)	Excess Funds Subaccount

i.	Total:

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:

i. Remittances for the { } Collection Period	$	{ }
ii. Remittances for the { } Collection Period	$	{ }
iii. Remittances for the { } Collection Period	$	{ }
iv. Remittances for the { } Collection Period	$	{ }
v. Remittances for the { } Collection Period	$	{ }
vi. Investment Earnings on Capital Subaccount	$	{ }
vii. Investment Earnings on Excess Funds Subaccount	$	{ }
viii. Investment Earnings on General Subaccount	$	{ }
ix. General Subaccount Balance (sum of i through viii above)	$	{ }
xi. Capital Subaccount Balance as of prior Payment Date	$	{ }

2.	Outstanding Amounts as of prior Payment Date:

i. Tranche A Outstanding Amount	${ }

3.	Required Funding/Payments as of Current Payment Date:

Principal	Principal Due
i. Securitized Utility Tariff Bonds – Tranche A	$	{ }
Interest

Tranche	Interest Rate		Days in Interest Period[2]	Principal Balance		Interest Due
ii. Tranche A	{ }	%	{ }	$	{ }	$	{ }

				Required Level		Funding Required
iii. Capital Subaccount				$	{ }	$	{ }

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

4.	Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture:

i. Trustee Fees and Expenses; Indemnity Amounts	$	{ }
ii. Servicing Fee	$	{ }
iii. Administration Fee	$	{ }
iv. Operating Expenses	$	{ }

Securitized Utility Tariff Bonds	Aggregate		Per $1,000 of Original Principal Amount
v. Semi-Annual Interest (including any past-due for prior periods)
1. Tranche A Interest Payment	$	{ }	$	{ }
vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date
1. Tranche A Interest Payment	$	{ }	$	{ }
vii. Semi-Annual Principal
1. Tranche A Interest Payment	$	{ }	$	{ }

2 On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

viii. Other unpaid Operating Expenses	$	{ }
ix. Funding of Capital Subaccount (to required level)	$	{ }
x. Capital Subaccount Return to KGS	$	{ }
xi. Deposit to Excess Funds Subaccount	$	{ }
xii. Released to Issuer upon Retirement of all Securitized Utility Tariff Bonds	$	{ }
xiii. Aggregate Remittances as of Current Payment Date	$	{ }

5. Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i. Securitized Utility Tariff Bonds – Tranche A	$	{ }
ii. Excess Funds Subaccount Balance	$	{ }
iii. Capital Subaccount Balance	$	{ }
iv. Aggregate Collection Account Balance	$	{ }

6. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(e) of Indenture):

i. Excess Funds Subaccount	$	{ }
ii. Capital Subaccount	$	{ }
iii. Total Withdrawals	$	{ }

7. Shortfalls in Interest and Principal Payments as of Current Payment Date:

i. Semi-annual Interest
Securitized Utility Tariff Bonds – Tranche A Interest Payment	$	{ }
ii. Semi-annual Principal
Securitized Utility Tariff Bonds – Tranche A Principal Payment	$	{ }

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

8. Shortfalls in Payment of Return on Invested Capital as of Current Payment Date:

i. Return on Invested Capital	$	{ }

9. Shortfalls in Required Subaccount Levels as of Current Payment Date:

i. Capital Subaccount	$	{ }

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this {                    } day of {        }, 20{    }.

KANSAS GAS SERVICE, a Division of ONE Gas, Inc., as Servicer

By:
Name:
Title:

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

SERVICER ANNUAL CERTIFICATE

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

$336,000,000 Series 2022-A Senior Secured Securitized Utility Tariff Bonds

The undersigned hereby certifies that the undersigned is the duly elected and acting {                    } of Kansas Gas Service, a Division of ONE Gas, Inc., as servicer (the “Servicer”), under the Securitized Utility Tariff Property Servicing Agreement dated as of November 18, 2022 (the “Servicing Agreement”) by and between the Servicer and Kansas Gas Service Securitization I, L.L.C., and further certifies that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by ONE Gas, Inc.’s Annual Report on Form 10-K:

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.

EXHIBIT C

FORM OF SERVICER ANNUAL CERTIFICATE

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since the related accounts are maintained by the Indenture Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all payments made by wire transfer.

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

Regulation AB Reference	Servicing Criteria	Assessment
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Securitized Utility Tariff Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.	Applicable; assessment below.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Securitized Utility Tariff Charge) is not an interest-bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by Commission regulations.

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism; and any such documentation is maintained in accordance with applicable Commission rules and regulations.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Securitized Utility Tariff Charges are not interest-bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Not applicable.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

Regulation AB Reference	Servicing Criteria	Assessment
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K. {If not true, include description of any material instance of noncompliance.}

4. A registered independent public accounting firm, has issued an attestation report in accordance with Section 1122(b) of Regulation AB on its assessment of compliance with the applicable servicing criteria as of and for the period ended [the end of the fiscal year covered by the Issuer’s annual report on Form 10-K.]

5. Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Annual Certificate this {    } day of {            }, 20{    }.

KANSAS GAS SERVICE, a Division of ONE Gas, Inc., as Servicer

By:
Name:
Title:

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

EXHIBIT C-2

FORM OF CERTIFICATE OF COMPLIANCE

CERTIFICATE OF COMPLIANCE

KANSAS GAS SERVICE SECURITIZATION I, L.L.C.

$336,000,000 Series 2022-A Senior Secured Securitized Utility Tariff Bonds

The undersigned hereby certifies that the undersigned is the duly elected and acting {                    } of Kansas Gas Service, a Division of ONE Gas, Inc., as servicer (the “Servicer”), under the Securitized Utility Tariff Property Servicing Agreement dated as of November 18, 2022 (the “Servicing Agreement”) by and between the Servicer and Kansas Gas Service Securitization I, L.L.C., and further certifies that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended {            }, 20{    } has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement.

2. To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended {        }, 20{    }, except as set forth on EXHIBIT A hereto.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate of Compliance this {    } day of {        }, 20{    }.

KANSAS GAS SERVICE, a Division of ONE Gas, Inc., as Servicer

By:
Name:
Title:

EXHIBIT C-2

CERTIFICATE OF COMPLIANCE

C-1

EXHIBIT A

TO

CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults, known to the undersigned occurred during the twelve months ended {            }, 20{    }:

Nature of Default	Status
{ }	{ }

EXHIBIT C-1

FORM OF SERVICER ANNUAL CERTIFICATE

C-2

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

Semi-Annual Payment Date	Tranche A Balance
Initial Principal Amount	$336,000,000.00
August 1, 2023	$315,283,716.57
February 1, 2024	$301,503,267.04
August 1, 2024	$287,344,819.79
February 1, 2025	$272,798,006.32
August 1, 2025	$257,852,173.77
February 1, 2026	$242,496,377.02
August 1, 2026	$226,719,370.77
February 1, 2027	$210,509,601.24
August 1, 2027	$193,855,197.73
February 1, 2028	$176,743,963.94
August 1, 2028	$159,163,369.00
February 1, 2029	$141,100,538.34
August 1, 2029	$122,542,244.23
February 1, 2030	$103,474,896.12
August 1, 2030	$83,884,530.65
February 1, 2031	$63,756,801.46
August 1, 2031	$43,076,968.65
February 1, 2032	$21,829,888.03
August 1, 2032	$0.00